EXHIBIT 11


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated October 2, 1996, except for note 5 as to which is dated October 23, 1996, on the financial statements referred to therein, in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A, File No. 2-65315 of Short Term Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
December 16, 1996